Exhibit 10.10

SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of April 29, 2009, by and between COMERICA BANK (“Bank”) and NANOMETRICS INCORPORATED (“Borrower”), successor by merger to ACCENT OPTICAL TECHNOLOGIES NANOMETRICS, INC., successor by merger to NANOMETRICS IVS DIVISION, INC.

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of February 14, 2007, as amended from time to time, including, without limitation by that certain First Amendment to Loan and Security Agreement dated September 14, 2007 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Exhibit A to the Agreement is amended by adding (in the appropriate alphabetical order) or amending and restating the following terms to read in their entirety as follows:

“‘Approved Foreign Account Debtor’ shall mean Robert Bosch GmbH, Samsung Semiconductor, Inc., TEL (Tokyo Electron America), Toshiba Corporation, or a foreign subsidiary of Applied Materials, Inc., Intel Corporation, Texas Instruments Incorporated or Western Digital Corp.”

“‘Base Amount’ shall mean, as of the last date of any fiscal quarter, the amount set forth in the table below for such fiscal quarter:

Fiscal Quarter Ending	Base Amount
March 31, 2009	$75,000,000.00
June 30, 2009	$70,000,000.00
September 30, 2009, and at all times thereafter	$65,000,000.00	”

“‘Business Day’ means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating to the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.”

“‘Consolidated Cash’ means all unrestricted cash and cash equivalents (including, without limitation, unrestricted cash and cash equivalents maintained in territories other than the United States of America).”

“‘Daily Adjusting LIBOR Rate’ means, for any day, a per annum interest rate which is equal to the quotient of the following:

(a) for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service as of 8:00 a.m. (California time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the ‘Daily Adjusting LIBOR Rate’ for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or, in the absence of such other service, the ‘Daily Adjusting LIBOR Rate’ for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 8:00 am. (California time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the applicable principal amount of Indebtedness hereunder and for a period of one (1) month;

divided by

(b) 1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on ‘Euro-currency Liabilities’ as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category.”

“‘Eligible Foreign Account’ means an Account which meets all of the requirements to be an Eligible Account except with respect to which the account debtor does not have its principal place of business in the United States and that is (i) supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank and approved by Bank in writing, (ii) insured by the Export Import Bank of the United States, (iii) an Account owed by an Approved Foreign Account Debtor or (iv) approved by Bank on a case-by-case basis. All Eligible Foreign Accounts must be calculated in U.S. Dollars.”

“‘Material Foreign Subsidiary’ means any Subsidiary (i) that is not a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company) and (ii) whose assets comprise more than ten percent (10%) of the total consolidated assets of Borrower and its Subsidiaries.”

“‘Non-Formula Amount’ means, as of any date of determination, the lesser of (i) $7,500,000.00 and (ii) the amount of Borrower’s Cash held in depository, investment and operating accounts with Bank.”

“‘Prime Rate’ means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.”

“‘Prime Referenced Rate’ means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.”

“‘Revolving Maturity Date’ means April 30, 2011.”

“‘Second Amendment Date’ means April 29, 2009.”

2. Subsections (a) and (e) of the definition of “Eligible Accounts” are amended and restated to read in their entirety as follows:

“(a) Accounts that the account debtor has failed to pay in full within 90 days of invoice date (unless such Account is supported by one or more letters of credit in an amount, of a tenor, and issued by a financial institution, acceptable to Bank and approved by Bank in writing);”

“(e) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;”

3. Section 2.l(b)(i) of the Agreement is amended and restated to read in its entirety as follows:

“(i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances so long as the Outstanding Utilization does not exceed the lesser of (A) the Revolving Line or (B) the Non-Formula Amount plus the Borrowing Base, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.”

4. Section 2.2 of the Agreement is amended and restated to read in its entirety as follows:

“2.2 If at any time the Outstanding Utilization exceeds the lesser of (i) the Revolving Line or (ii) the Non-Formula Amount plus the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

5. Section 2.3(a) of the Agreement is amended and restated to read in its entirety as follows:

“(a) Interest Rates.

(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to the 2.75% above the Prime Referenced Rate.”

6. Section 2.3(d) of the Agreement is amended and restated to read in its entirety as follows;

“(d) Computation. Subject to the floor set forth in the definition of Prime Referenced Rate, in the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.”

7. Section 6.2(a) of the Agreement is amended and restated to read in its entirety as follows:

“(a) So long as there are any outstandings under the Revolving Line, within 25 days after the last day of each month Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings by invoice date of domestic accounts receivable and accounts payable, listings of all Bank approved domestic standby letters of credit and the Borrower’s domestic cash position as of such month’s end and (ii) within 25 days after the last day of each month thereafter, Borrower shall deliver to Bank a Compliance Certificate (including the Borrower’s domestic cash position and consolidated cash position as of such month’s end) in substantially the form of Exhibit E hereto.”

8. Sections 6.2(b) and (c) are renumbered Sections 6.2(c) and (d), respectively, and new Section 6.2(b) is added to the Agreement to read in its entirety as follows:

“(b) As soon as possible, and in any event not later than 60 days after the end of each fiscal year of Borrower, Borrower shall deliver to Bank its annual budget, sales projections, and operating plans for the current fiscal year, which budget, projections and plans shall be in a form reasonably acceptable to Bank.”

9. Section 6.6 of the Agreement is amended and restated to read in its entirety as follows:

“6.6 Primary Depository. Borrower shall maintain all its primary domestic depository and operating accounts with Bank at all times. Borrower shall maintain not less than seventy five percent (75%) of the aggregate balance of all its investment accounts in investment accounts maintained with Bank. Borrower acknowledges and agrees that depository, operating or investment account not maintained at Bank shall be governed by a fully executed control agreement in form and substance reasonably acceptable to Bank. Notwithstanding the foregoing, Borrower shall have within thirty (30) days after the Second Amendment Date to deliver to Bank a (i) fully executed control agreement governing Borrower’s Bank of America accounts and (ii) fully executed control agreement(s) governing any other domestic depository, operating or investment account not maintained at Bank.”

10. Section 6.7 of the Agreement is amended and restated to read in its entirety as follows:

“6.7 Financial Covenants.

(a) Minimum Liquidity Ratio. Tested monthly, at all times when there are any outstandings under the Revolving Line, Borrower shall maintain a ratio of (i) Cash plus Eligible Accounts to (ii) all Indebtedness to Bank, of at least 1.50 to 1.00.

(b) Tangible Net Worth Plus Subordinated Debt. Tested quarterly, Borrower shall maintain a Tangible Net Worth plus Subordinated Debt of not less than the Base Amount; provided, however, on the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2009, the Base Amount in effect on such date shall increase, on a cumulative basis, by the sum of (i) fifty percent (50%) of the Profitability for such quarter and (ii) seventy five percent (75%) of any New Equity for such fiscal quarter. If Profitability for the fiscal quarter then ending is less than $0 it shall be deemed to be $0 for purposes of this calculation.

(c) Cash Percentage. Tested monthly, Borrower shall cause Borrower’s Cash to be not less than thirty five percent (35%) of all of Borrower’s Consolidated Cash.”

11. Section 6.10 is added to the Agreement to read in its entirety as follows:

“6.10 Creation/Acquisition of Material Foreign Subsidiaries. In the event Borrower or any Subsidiary creates or acquires any Material Foreign Subsidiary, Borrower shall promptly notify Bank of the creation or acquisition of such Material Foreign Subsidiary and take, or cause to be taken, all such action as may be reasonably required by Bank to grant and pledge to Bank a perfected security interest in the stock, units or other evidence of ownership of such Material Foreign Subsidiary (not to exceed 65% of the equity securities of such Material Foreign Subsidiary), including, without limitation, delivery of original stock certificate(s) and membership certificate(s), as applicable.”

12. Section 7.3 of the Agreement is amended and restated to read in its entirety as follows:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another

Person except where (i) such transactions do not in the aggregate exceed $250,000 during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity.”

13. The first notice address of Comerica Bank in Section 10 of the Agreement is amended and restated to read in its entirety as follows:

“If to Bank:	Comerica Bank
Attn: National Documentation Services
39200 Six Mile Road
Mail Code 7578
Livonia, MI 48152”

14. The Schedule is amended by deleting the reference to “Approved Foreign Accounts (Exhibit A)”, and deleting the corresponding Exhibit A (Approved Foreign Accounts).

15. Exhibits D (Borrowing Base Certificate) and E (Compliance Certificate) to the Agreement are hereby deleted and replaced with Exhibits D and E attached hereto.

16. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

17. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

18. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment and that no Event of Default has occurred and is continuing.

19. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower,

(b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) a non-refundable commitment fee in the amount of $15,000.00, which may be debited from any of Borrower’s accounts;

(d) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

20. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

NANOMETRICS, INC.

By:	/s/ James Moniz
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Stephanie R. Karic
Title:	Vice President

EXHIBIT D

Form of Borrowing Base Certificate

Borrower:	NANOMETRICS, INC.

Bank: Comerica Bank
Commitment Amount:	$15,000,000.00*	Technology & Life Sciences Division
Loan Analysis Department
Five Palo Alto Square, Suite 800
3000 El Camino Real
Palo Alto, CA 94306
Phone: (650) 846-6820
Fax: (650) 846-6840

ACCOUNTS RECEIVABLE

1.	Accounts Receivable Book Value as of	$
2.	Additions (please explain on reverse)	$
3.	TOTAL ACCOUNTS RECEIVABLE AS OF		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.	Amounts over 90 days (not covered by a Bank approved Letter of Credit)	$
5.	Credit Balances over 90 days	$
6.	Balance of 25% over 90 days	$
7.	Concentration limits 20%	$
8.	Foreign Accounts	$
9.	Government Accounts	$
10.	Contra Accounts	$
11.	Promotion or Demo Accounts	$
12.	Intercompany/Employee Accounts	$
13.	Other (please explain below)	$
14.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$

15.	Eligible Accounts (#1-#14)	$
16.	Eligible Foreign Accounts	$
17.	LOAN VALUE OF ACCOUNTS RECEIVABLE (80% of sum of #15 and 16)		$

BALANCES
18.	Maximum Loan Amount $15,000,000.00
19.	Total Funds Available (the lesser of (a) #18 or (b) the sum of the Non-Formula Amount plus #17)		$
20.	Outstanding under Sublimits (L/C, CCS, FES)		$
21.	Present balance outstanding on Line of Credit		$
22.	Reserve Position (#19 minus the sum of #20 and #21)		$

* - Non-Formula Amount not subject to Borrowing Base.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

Comments:

Authorized Signer

1

EXHIBIT E

Form of Compliance Certificate

Please send all Required Reporting to:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
Five Palo Alto Square, Suite 800
3000 El Camino Real
Palo Alto, CA 94306
Phone: (650) 846-6820
Fax: (650) 846-6840

FROM:	NANOMETICS INCORPORATED

The undersigned authorized Officer of Nanometrics Incorporated (‘Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                                          with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANTS	REQUIRED	COMPLIES
Consolidated F/S, Customer Detail Report	Quarterly, within 50 days	YES	NO
Compliance Certificate	Monthly, within 25 days	YES	NO
CPA Audits, Unqualified F/S	Annually, within 100 days of FYE	YES	NO
A/R Aging	So long as there are Advances outstanding, monthly, within 25 days*	YES	NO
A/P Aging	So long as there are Advances outstanding, monthly, within 25 days*	YES	NO
Borrowing Base Certificate	So long as there are Advance outstanding, monthly, within 25 days*	YES	NO
Standby Letters of Credit	So long as there are Advance outstanding, monthly, within 25 days*	YES	NO
Budgets, sales projections and operating plans	Annually, within 30 days	YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (100 days)	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:

Minimum Liquidity Ratio	1.50:1.00	:1.00	YES	NO
Minimum TNW Plus Subordinated Debt (tested quarterly)	See Section 6.7(b) of the Agreement	$	YES	NO
Cash Percentage	Cash to be at least 35% of Consolidated Cash	Cash: $	YES	NO

Consolidated Cash: $

Please Enter Below Comments Regarding Covenant Violations:

1

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

BANK USE ONLY

Rec’d By:
Authorized Signer	Date:
Reviewed By:
Date:
Name:	Financial Compliance Status:	YES/NO

Title:

2

Corporation Resolutions and Incumbency Certification
Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of NANOMETRICS INCORPORATED, a Delaware corporation that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any officer of the Corporation is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), including, without limitation, that certain Loan and Security Agreement dated as of February 14, 2007, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of September 14th 2007 and that certain Second Amendment to Loan and Security Agreement dated as of April 29, 2009 (collectively, the “Agreement”).

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)	Issue warrants to purchase the Corporation’s capital stock; and

(f)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, in accordance with the Agreement;

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to the effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the certificate of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the certificate of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

James Moniz	CFO	/s/ James Moniz

Tim Stultz	CEO	/s/ Tim Stultz

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on April 29, 2009.

/s/ James Moniz
Secretary

The Above Statements Correct.	/s/ Tim Stultz
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.